Exhibit 10.1

Execution Version

EIGHTH AMENDMENT TO CREDIT AGREEMENT
AND AMENDMENT TO COLLATERAL AGREEMENT

EIGHTH AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO COLLATERAL AGREEMENT, dated as of May 23, 2018 (this “Amendment”), to the Credit Agreement, dated as of May 24, 2012 (as amended, amended and restated, modified or supplemented from time to time prior to the date hereof, the “Credit Agreement”), among EPE Acquisition, LLC, a Delaware limited liability company (successor-by-merger to EPE Holdings, LLC) (“Holdings”), EP Energy LLC (f/k/a Everest Acquisition LLC), a Delaware limited liability company and a wholly-owned subsidiary of Holdings (the “Borrower”), the banks, financial institutions and other lending institutions from time to time parties as lenders thereto (each a “Lender” and collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders, the swingline lender and an issuer of Letters of Credit, and each other Issuing Bank from time to time party thereto.

W I T N E S S E T H:

WHEREAS, Section 13.1 of the Credit Agreement permits the Administrative Agent and/or the Collateral Agent and the requisite Lenders to enter into written amendments, supplements or modifications to the Credit Agreement and the other Credit Documents with the relevant Credit Parties.

WHEREAS, the parties hereto desire to enter into this Amendment to (a) decrease the Total Commitment to $629,420,912, to be effective as of the Amendment Effective Date (as defined below); (b) extend the maturity date of the Credit Agreement; (c) reaffirm the existing Borrowing Base of $1,359,235,400; and (d) amend certain other terms of the Credit Agreement and certain other Credit Documents in certain respects as provided in this amendment.

WHEREAS, in connection with this Amendment and the decrease of the Total Commitment, the Borrower and each of the Lenders that has executed this Amendment (each a “Continuing Lender”) agrees (severally and not jointly) that, notwithstanding anything to the contrary set forth in Section 4.2 of the Credit Agreement with respect to the proportional allocation of any reduction in the Total Commitment to each of the Lenders: (a) the respective Commitment of each of the Lenders listed on Annex I hereto (each an “Exiting Lender”) is hereby reduced to $0 (as reflected opposite its name on the amended Schedule 1.1(a) attached hereto as Annex II) and, after giving effect thereto, each such Exiting Lender shall cease to be a Lender party to the Credit Agreement, and (b) the respective Commitment of each of the Continuing Lenders is hereby reduced or maintained, as applicable, and otherwise rearranged and adjusted, to the amount set forth opposite such Continuing Lender’s name on the amended Schedule 1.1(a) attached hereto as Annex II.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

Section 1.1.           Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein or the context otherwise requires.

ARTICLE II

Section 2.1.           Reduction in Total Commitments.  On the Amendment Effective Date and notwithstanding anything to the contrary in Section 4.2 of the Credit Agreement with respect to the proportional allocation of any reduction in the Total Commitment to each of the Lenders (but subject to the stipulation set forth in Section 2.2 hereof), (a) each of the parties hereto hereby acknowledges and agrees that the Total Commitments are reduced to $629,420,912, (b) each Continuing Lender hereby acknowledges and agrees (severally and not jointly) with the Borrower that the Commitment of each Exiting Lender is hereby reduced to $0 (as reflected opposite each such Exiting Lender’s respective name on the amended Schedule 1.1(a) attached hereto as Annex II) and, after giving effect thereto, each such Exiting Lender shall cease to be a Lender party to the Credit Agreement (provided that, for the avoidance of doubt, each provision of the Credit Agreement or any other Credit Document benefiting an Exiting Lender that would otherwise survive such Exiting Lender’s assignment in full of its respective Commitment shall continue in effect for the benefit of such Exiting Lender notwithstanding that its Commitment has been reduced to $0), (c) the respective Commitment of each of the Continuing Lenders is hereby reduced or maintained, as applicable, and otherwise rearranged and adjusted, to equal the amount set forth opposite such Continuing Lender’s respective name on the amended Schedule 1.1(a) attached hereto as Annex II, and (d)  each Continuing Lender (severally and not jointly) assumes a portion of each Exiting Lender’s Letter of Credit Exposure such that, after giving effect thereto, each Continuing Lender will hold Letter of Credit Exposure in proportion to its Commitment Percentage on the Amendment Effective Date (after giving effect to this Amendment).  The parties hereto acknowledge and agree that this Amendment constitutes and satisfies any requisite notice provisions with respect to the reduction in Commitments or prepayment of Loans pursuant to the Credit Agreement (including any such notice requirements contemplated under Sections 4.2, 5.1 or 5.2(a) of the Credit Agreement).

Section 2.2.           Stipulation Regarding Sequence of Commitment Reduction, Amendments and Redetermination.  Each party hereto hereby acknowledges and agrees (severally and not jointly) that (a) after giving effect to the reduction and rearrangement of Commitments and the other transactions pursuant to Section 2.1 hereof, (i) each Exiting Lender will no longer have any Commitments, outstanding Loans or Letter of Credit Exposures under the Credit Agreement and (ii) the Continuing Lenders shall comprise all of the Lenders for purposes of approving the amendments to the Credit Agreement and the other Credit Documents that are implemented by Sections 3 and 4 of this Amendment and the redetermination of the Borrowing Base pursuant to Section 5 of the Amendment, and (b) the reduction and rearrangement of Commitments and the other transactions pursuant to Section 2.1 hereof shall be deemed to have occurred immediately prior to the amendments implemented pursuant to Section 3 and Section 4 hereof and the redetermination of the Borrowing Base pursuant to Section 5 hereof.

ARTICLE III

Section 3.1.           Amendments to the Credit Agreement.

(a)           On the Amendment Effective Date, the Credit Agreement is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by inserting the bold double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

(b)           Each of Schedules 1.1(a), 8.12, 8.18, 8.19, 8.20 and 8.24 to the Credit Agreement as in effect immediately prior to the Amendment Effective Date is hereby amended and restated as set forth on the revised and updated applicable Schedules attached to this Amendment as Annex II.

ARTICLE IV

Section 4.1.           Amendments to Other Credit Documents.  On the Amendment Effective Date, Section 3.01(a) of the Collateral Agreement is hereby amended by deleting the final sentence thereof and inserting in its place the following new final sentence:  “With respect to the Collateral, no control agreements or control arrangements will be required with respect to any Deposit Accounts, Securities Accounts, Commodity Contracts or any other asset, the perfection of a security interest in which specifically requires a control arrangement or control agreement (other than the delivery of Pledged Securities to the Agent to the extent required by Article II and other than Control Agreements (as defined in the Credit Agreement) required by Section 9.11(e) of the Credit Agreement).”

ARTICLE V

Section 5.1.           Lender Approval of Redetermined Borrowing Base.  Each Continuing Lender party to this Amendment acknowledges and agrees that its delivery of a counterpart signature page to this Amendment shall constitute an affirmative approval by such Continuing Lender of the redetermination of the Borrowing Base pursuant to this Article V.

Section 5.2.           Redetermination of Borrowing Base.  On the Amendment Effective Date, and until further adjusted, if at all, pursuant to the next redetermination of the Borrowing Base in accordance with the provisions of Section 2.14 of the Credit Agreement or otherwise, the amount of the Borrowing Base under the Credit Agreement shall be reaffirmed at $1,359,235,400.  For the avoidance of doubt, the Borrowing Base redetermination has taken into account the incurrence of Permitted Additional Debt on the Amendment Effective Date and shall not be further adjusted in connection with such incurrence.

Section 5.3.           Stipulations Regarding Borrowing Base Redetermination.  The Borrower, on the one hand, and the Administrative Agent and the Continuing Lenders, on the other hand, agree that the redetermination of the Borrowing Base pursuant to this Article V shall constitute the regularly scheduled semi-annual April 2018 redetermination of the Borrowing Base pursuant to Section 2.14 of the Credit Agreement.

ARTICLE VI

Section 6.1.           Conditions to Effectiveness.  This Amendment shall become effective on the date (the “Amendment Effective Date”) on which:

(a)           The Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of each of the Borrower, Holdings, each other Credit Party and each of the Continuing Lenders.

(b)           The Administrative Agent shall have received, in the case of each Credit Party, each of the items referred to in subclauses (i), (ii) and (iii) below:

(i)            a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of formation, including all amendments thereto, of each Credit Party, in each case, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Credit Party as of a recent date from such Secretary of State (or other similar official);

(ii)           a certificate of the Secretary or Assistant Secretary or similar officer of each Credit Party dated the Amendment Effective Date and certifying:

(A)          that attached thereto is a true and complete copy of the bylaws (or partnership agreement, limited liability company agreement or other equivalent governing document) of such Credit Party as in effect on the Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below,

(B)          that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or managing general partner, managing member or equivalent) of such Credit Party authorizing the execution, delivery and performance of this Amendment, the Credit Agreement as amended hereby, and other the Credit Documents or amendments thereto, to which such person is a party and, in the case of the Borrower, the borrowings under the Credit Agreement as amended hereby, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Amendment Effective Date,

(C)          that the certificate or articles of incorporation, certificate of limited partnership, articles of incorporation or certificate of formation of such Credit Party has not been amended since the date of the last amendment thereto disclosed pursuant to subclause (i) above,

(D)          as to the incumbency and specimen signature of each officer executing this Amendment and any other Credit Document or any other document delivered in connection herewith on behalf of such Credit Party, and

(E)           as to the absence of any pending proceeding for the dissolution or liquidation of such Credit Party; and

(iii)          a certificate of a director or an officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to subclause (ii) above.

(c)           The Administrative Agent shall have received a certificate from an officer of the Borrower certifying that, as of the Amendment Effective Date, the Borrower is in compliance with Section 9.11 of the Credit Agreement, including with respect to the Collateral Coverage Minimum.

(d)           The Administrative Agent shall have received, on behalf of itself and the Secured Parties on the Amendment Effective Date, a written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel to the Credit Parties (A) dated the Amendment Effective Date, (B) addressed to the Administrative Agent, the Collateral Agent, the Continuing Lenders and each Issuing Bank and (C) in form and substance reasonably satisfactory to the Administrative Agent and otherwise consistent with those delivered in connection with the Borrowing Base Agreement and Fourth Amendment Agreement to the Credit Agreement, dated as of April 6, 2015.  The Borrower, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinion.

(e)           Concurrently with the Amendment Effective Date, the Borrower shall have issued Permitted Additional Debt in an aggregate stated principal amount equal to or greater than the difference between (x) $1,600,000,000 and (y) the Total Commitments as in effect after giving effect to this Amendment, and, to the extent revolving Loans under the Credit Agreement are outstanding on the Amendment Effective Date, shall have applied (or shall apply concurrently with receipt) the net cash proceeds thereof to repay such revolving Loans under the Credit Agreement, together with all accrued interest and fees owing to any of the Exiting Lenders or any of the Continuing Lenders as of the Amendment Effective Date.

(f)            The Administrative Agent shall have received a solvency certificate dated as of the Amendment Effective Date substantially in the form of Exhibit J to the Credit Agreement and signed by a Financial Officer of the Borrower.

(g)           The Agents shall have received all fees payable thereto or to any Lender (including any agent and arranger in respect of this Facility) on or prior to the Amendment Effective Date and, to the extent invoiced, all other amounts due and payable pursuant to the Credit Documents on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Mayer Brown LLP) required to be reimbursed or paid by the Credit Parties hereunder or under any Credit Document.

(h)           The Administrative Agent and the Continuing Lenders shall have received at least three (3) Business Days prior to the Amendment Effective Date all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act that has been requested not less than five (5) Business Days prior to the Amendment Effective Date.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

Section 6.2.           Ratification.  Each Credit Party hereby (a) ratifies and confirms all of the Obligations under the Credit Agreement (as amended hereby) and the other Credit Documents related thereto, and, in particular, affirms that, after giving effect to this Amendment, the terms of the Security Documents secure, and will continue to secure, all Obligations thereunder, and (b) represents and warrants to the Lenders that as of the effectiveness of this Amendment (i) all of the representations and warranties contained in the Credit Document to which it is a party are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case, such representations and warranties shall have been true and correct in all material respects as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing.

Section 6.3.           Representation Regarding Indebtedness.  As of the Amendment Effective Date, neither the Borrower nor any Restricted Subsidiary has any material Indebtedness (including Disqualified Stock), any material guarantee obligations, contingent liabilities, off balance sheet liabilities, partnership liabilities for taxes or unusual forward or long-term commitments that, in each case, are not reflected or provided for in the financial information of the Borrower and the Restricted Subsidiaries included in the Offering Memorandum in respect of the Permitted Additional Debt contemplated by Section 6.1(e) above, except as would not reasonably be expected to result in a Material Adverse Effect.

Section 6.4.           Continuing Effect; No Other Amendments or Waivers. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Credit Documents except as expressly stated herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein.  Except as expressly waived hereby, the provisions of the Credit Agreement and the other Credit Documents are and shall remain in full force and effect in accordance with their terms.

ARTICLE VII

Section 7.1.           Amendment Fee.  Upon the effectiveness of this Amendment pursuant to Section 6.1, the Borrower shall pay to the Administrative Agent for the account of each Continuing Lender a fee equal to fifty (50) basis points on each Continuing Lender’s Commitment as of the Amendment Effective Date (after giving effect to this Amendment).

ARTICLE VIII

Section 8.1.           Release.  In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each of Holdings, the Borrower and the Subsidiary Guarantors, on behalf of themselves and their respective Related Parties (collectively, the “Releasing Parties”), acknowledges and agrees that: (a) none of the Releasing Parties has any claim or cause of action against the Administrative Agent, the Collateral Agent, the Swingline Lender, any Letter of Credit Issuer or any Continuing Lender, in each case, along with any of their respective Related Parties (collectively, the “Released Parties”) relating to or arising out of the Credit Agreement, the other Credit Documents or any agreement entered into in connection therewith; (b) to the knowledge of any officer of Holdings, the Borrower or any Subsidiary Guarantors, none of the Releasing Parties has any offset right, counterclaim or defense of any kind against any of their respective obligations, Indebtedness or liabilities to the Administrative Agent, the Collateral Agent, the Swingline Lender, any Letter of Credit Issuer or any Continuing Lender; and (c) each of the Administrative Agent, the Collateral Agent, the Swingline Lender, each Letter of Credit Issuer or each Continuing Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to Holdings, the Borrower and its Subsidiaries under the Credit Agreement and the other Credit Documents to which it is a party.  Each of Holdings, the Borrower and the Subsidiary Guarantors wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Administrative Agent’s, the Collateral Agent’s, the Swingline Lender’s, any Letter of Credit Issuer’s or any Continuing Lender’s rights, interests, contracts, or remedies under the Credit Agreement and the other Credit Documents, whether known or unknown, as applicable.  Therefore, each of Holdings, the Borrower and the Subsidiary Guarantors, on behalf of the Releasing Parties, unconditionally releases, waives and forever discharges (x) any and all liabilities, obligations, duties, promises or Indebtedness of any kind of the Administrative Agent, the Collateral Agent, the Swingline Lender, any Letter of Credit Issuer or any Continuing Lender to the Releasing Parties, except the obligations to be performed by any of them on or after the date hereof as expressly stated in the Credit Agreement and the other Credit Documents, and (y) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which the Releasing Parties might otherwise have against any of the Released Parties, in each case under clause (x) or clause (y), (A) on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, Indebtedness, claim, cause of action, defense, circumstance or matter of any kind and (B) relating to or arising out of the Credit Agreement, the Credit Documents or any agreement entered into in connection therewith.  The Released Parties shall not be liable with respect to, and each of Holdings, the Borrower and the Subsidiary Guarantors hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages relating to the Credit Agreement and the other Credit Documents or arising out of activities in connection herewith or therewith (whether before, on or after the date hereof).  The Releasing Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of this Amendment.

ARTICLE IX

Section 9.1.           Counterparts. This Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

Section 9.2.           GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 9.3.           FINAL AGREEMENT.  THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS, WHICH SHALL INCLUDE THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

EPE ACQUISITION LLC (SUCCESSOR TO EPE HOLDINGS LLC)

By:		/s/ Kyle A. McCuen
	Name:	Kyle A. McCuen
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EP ENERGY LLC (F/K/A EVEREST ACQUISITION LLC)

By:		/s/ Kyle A. McCuen
	Name:	Kyle A. McCuen
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Signature Page – Eighth Amendment

FOR PURPOSES OF ACKNOWLEDGING AND AGREEING TO SECTION 6.2 and ARTICLE VIII HEREOF, each of the Subsidiary Guarantors has caused this Agreement to be executed by its officer(s) thereunto duly authorized as of the date first above written.

EVEREST ACQUISITION FINANCE INC.

By:		/s/ Kyle A. McCuen
	Name:	Kyle A. McCuen
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EP ENERGY GLOBAL LLC

By:		/s/ Kyle A. McCuen
	Name:	Kyle A. McCuen
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EP ENERGY MANAGEMENT, L.L.C.

By:		/s/ Kyle A. McCuen
	Name:	Kyle A. McCuen
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EP ENERGY RESALE COMPANY, L.L.C.

By:		/s/ Kyle A. McCuen
	Name:	Kyle A. McCuen
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EP ENERGY E&P COMPANY, L.P.

By:		/s/ Kyle A. McCuen
	Name:	Kyle A. McCuen
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Signature Page – Eighth Amendment

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:		/s/ Jo Linda Papadakis
	Name:	Jo Linda Papadakis
	Title:	Authorized Officer

Signature Page – Eighth Amendment

Exhibit A

[Credit Agreement reflecting amendments being implemented]

[To be attached]

Annex I

Exiting Lenders

UBS AG-Stamford Branch

Canadian Imperial Bank of Commerce-New York

Capital One, National Association

Banc of America Credit Products, Inc.

Wells Fargo Bank, National Association

Compass Bank

Société Générale - New York

SunTrust Bank

Bank of America, N.A.

Citizens Bank, National Association

ING Capital LLC

Scotiabanc Inc.

The Bank of Nova Scotia-New York Agency

Comerica Bank

Nomura Corporate Funding Americas, LLC

Citigroup Financial Products Inc.

Annex II

Selected Updated Schedules

Schedule 1.1(a)

Commitments

Lender	Commitment	Commitment Percentage
JPMorgan Chase Bank, N.A.	$85,000,000.00	13.5044766355%
Citibank, N.A.	$85,000,000.00	13.5044766355%
BMO Harris Financing, Inc.	$75,000,000.00	11.9157146784%
Credit Suisse AG, Cayman Islands Branch	$74,000,000.00	11.7568384827%
Credit Suisse Loan Funding LLC	$11,000,000.00	1.7476381528%
Deutsche Bank AG New York Branch	$75,000,000.00	11.9157146784%
Royal Bank of Canada	$85,000,000.00	13.5044766355%
UBS AG-Stamford Branch	$0.00	0.0000000000%
Canadian Imperial Bank of Commerce, New York Branch	$0.00	0.0000000000%
Capital One, National Association	$0.00	0.0000000000%
Banc of America Credit Products, Inc.	$0.00	0.0000000000%
Wells Fargo Bank, National Association	$0.00	0.0000000000%
Compass Bank	$0.00	0.0000000000%
Societe Generale	$0.00	0.0000000000%
SunTrust Bank	$0.00	0.0000000000%
Toronto Dominion (New York) LLC	$46,947,275.00	7.4588044510%
Sumitomo Mitsui Banking Corporation	$21,000,000.00	3.3364001099%
DNB Capital LLC	$28,000,000.00	4.4485334799%
Bank Of America, N.A.	$0.00	0.0000000000%
Citizens Bank, National Association	$0.00	0.0000000000%
ING Capital LLC	$0.00	0.0000000000%
Mizuho Bank, Ltd.	$20,000,000.00	3.1775239142%
Goldman Sachs Bank USA	$23,473,637.00	3.7294021461%
Scotiabanc Inc.	$0.00	0.0000000000%
The Bank of Nova Scotia	$0.00	0.0000000000%
Comerica Bank	$0.00	0.0000000000%
Nomura Corporate Funding Americas, LLC	$0.00	0.0000000000%
Citigroup Financial Products Inc.	$0.00	0.0000000000%
TOTAL	$629,420,912.00	100.00%